Exhibit 99.1

CleanSpark Acquires 4.4 EH/s of New Antminer S21 Bitcoin Miners; Expects to Achieve Hashrate of over 20 EH/s

The machines, the most efficient to ever hit the market, are expected to start arriving in January 2024

CleanSpark’s mining fleet is expected to average 23.5 joules per terahash (J/TH) once all machines are deployed

LAS VEGAS, October 11, 2023 -- CleanSpark Inc. (Nasdaq: CLSK), America's Bitcoin Miner™, today announced it has purchased 4.4 exahashes per second (EH/s) of the recently announced Antminer S21 bitcoin mining machines. The acquisition continues CleanSpark’s track record as one of the largest, most efficient publicly traded bitcoin miners in North America.

With an efficiency rating of 17.5 joules per terahash (J/TH), the S21 is nearly 20% more efficient than the XP, which had previously been the most efficient bitcoin miner available in the market.

“Integrating the S21 into our mining operations is in line with our commitment to using the most efficient mining technology,” said Zach Bradford, CEO. “The efficiency of the S21 should not only increase our capacity but should also drive down energy costs per bitcoin mined, enhancing our competitive edge within the global mining landscape. Importantly, our scale has positioned us with strong bitcoin production at solid margins, and as a result we expect to fund the majority of the purchase through operating cashflows.”

The machines, with deliveries set to begin in January 2024, were purchased with favorable terms, including 20% seller-based financing of the total purchase price ($12.35 million or $2.80/TH), which is not due for 365 days after the machines are delivered. The new machine is expected to continue to reduce power consumption per bitcoin mined, thereby improving the Company’s margins while supporting its dedication to being wise stewards of the energy it consumes.

Once all machines are installed and hashing, the Company expects to reach an operational efficiency of 23.5 joules per terahash for a 17.25% improvement over CleanSpark’s already above-average operational efficiency of 28.4 joules per terahash.

CleanSpark continues to rank among the top in terms of hashrate realization rate of publicly traded bitcoin mining companies.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner™. We own and operate data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding increases in our capacity, reductions in power consumption and energy costs per bitcoin mined and margin improvements expected to result from our purchase of the Antminer S21 Bitcoin Miners, statements regarding sources of funds for the purchases and other statements regarding future results of operations and financial position, industry and business trends, business strategy, expansion plans, market growth and our objectives for future operations.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the performance of the Antminer S21 bitcoin miners; the timing for the arrival and installation of those miners; the risk that the electrical power available to our existing or new facilities does not increase or become available as expected; fluctuations in the costs of that electrical power; the success of its digital currency (bitcoin) mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks, uncertainties and other factors described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. The forward-looking statements in this press release are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this press release with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact

Eleni Stylianou
702-989-7692
pr@cleanspark.com